Exhibit 4.2

BEAR, STEARNS & CO. INC.

$300,000,000 AGGREGATE PRINCIPAL AMOUNT

COMPUCREDIT CORPORATION

5.875% CONVERTIBLE SENIOR NOTES

DUE 2035

Resale Registration Rights Agreement

dated November 23, 2005

RESALE REGISTRATION RIGHTS AGREEMENT, dated as of November 23, 2005, by and between CompuCredit Corporation, a Georgia corporation (together with any successor entity, herein referred to as the “Company”), and Bear, Stearns & Co. Inc., as representative (the “Representative”) of the several initial purchasers (the “Initial Purchasers”) as identified under the Purchase Agreement (as defined below).

Pursuant to the Purchase Agreement, dated as of November 17, 2005, by and between the Company and Bear, Stearns & Co. Inc., as representative of the Initial Purchasers (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Notes (as defined below), the Initial Purchasers have agreed to purchase from the Company $300,000,000 ($350,000,000 if the Initial Purchasers exercise their option in full) in aggregate principal amount at maturity of 5.875% Convertible Senior Notes due 2035 (the “Notes”).  The Notes will be convertible into fully paid, nonassessable shares of common stock, no par value per share, of the Company (the “Common Stock”).  The Notes will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined herein).  To induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 5(g) of the Purchase Agreement.

The parties hereby agree as follows:

1.                                       Definitions. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person.  For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Resale Registration Rights Agreement.

“Amendment Effectiveness Deadline Date” has the meaning set forth in Section 2(f)(i) hereof.

“Blue Sky Application” has the meaning set forth in Section 6(a)(i) hereof.

“Business Day” has the meaning set forth in the Indenture.

“Closing Date” means the date of the first issuance of the Notes.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the preamble hereto.

“Company” has the meaning set forth in the preamble hereto.

“Effectiveness Period” has the meaning set forth in Section 2(a)(iii) hereof.

“Effectiveness Target Date” has the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means a Person who owns, beneficially or otherwise, Transfer Restricted Securities.

“Indemnified Holder” has the meaning set forth in Section 6(a) hereof.

“Indenture” means the Indenture, dated as of November 23, 2005 between the Company and Wachovia Bank, N.A., as trustee (the “Trustee”), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

“Initial Purchasers” has the meaning set forth in the preamble hereto.

“Liquidated Damages” has the meaning set forth in Section 3(a) hereof.

“Liquidated Damages Payment Date” means each January 30 and July 30.

“Losses” has the meaning set forth in Section 6(e) hereof.

“Majority of Holders” means holders holding over 50% of the aggregate principal amount of the Notes outstanding; provided, that, for the purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities and issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount at maturity of the Notes (in addition to the principal amount at maturity of the Notes held by such holder) equal to the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate in effect at the time of such conversion as determined in accordance with the Indenture.

“NASD” means the National Association of Securities Dealers, Inc.

“Notes” has the meaning set forth in the preamble hereto.

“Notice and Questionnaire” means a written notice executed by the respective Holder and delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum of the Company dated November 17, 2005 relating to the Notes.

“Notice Holder” means, on any date, any Holder of Transfer Restricted Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Person” means an individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

“Purchase Agreement” has the meaning set forth in the preamble hereto.

“Prospectus” means the prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

“Record Holder” means with respect to any Liquidated Damages Payment Date, each Person who is a Holder on the 15th day preceding the relevant Liquidated Damages Payment Date.  In the case of a Holder of shares of Common Stock issued upon conversion of the Notes, “Record Holder” shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer Restricted Securities on the 15th day preceding the relevant Liquidated Damages Payment Date.

“Registration Default” has the meaning set forth in Section 3(a) hereof.

“Representative” has the meaning set forth in the preamble hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Filing Deadline” has the meaning set forth in Section 2(a)(i) hereof.

“Shelf Registration Statement” has the meaning set forth in Section 2(a)(i) hereof.

“Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(c) hereof.

“Suspension Notice” has the meaning set forth in Section 4(c) hereof.

“Suspension Period” has the meaning set forth in Section 4(b)(ii) hereof.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

“Transfer Restricted Securities” means each Note and each share of Common Stock issued upon conversion of the Notes until the earlier of:

(i)                                     the date on which such Note or such share of Common Stock issued upon conversion of the Notes has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(ii)                                  the date on which such Note or such share of Common Stock issued upon conversion of the Notes is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

(iii)                               the date on which such Note or such share of Common Stock issued upon conversion of the Notes ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

2.                         Shelf Registration.

(a)                                  The Company shall:

(i)                                     as promptly as practicable (but in no event more than 120 days after the Closing Date) (the “Shelf Filing Deadline”), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for the registration and resales, on a continuous or delayed basis, of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

(ii)                                  use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the Commission not later than 210 days after the date hereof (the “Effectiveness Target Date”); and

(iii)                               use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act and by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled, subject to Section 2(b), to the benefit of this Agreement and (B) it conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the “Effectiveness Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earliest of:

(1)                        the date when the Holders of Transfer Restricted Securities are able to sell all such Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act; or

(2)                        the date when all of the Transfer Restricted Securities are registered under the Shelf Registration Statement and disposed of in accordance with the Shelf Registration Statement or pursuant to Rule

144 under the Securities Act or any similar provision then in force or the Transfer Restricted Securities cease to be outstanding (whether as a result of redemption, repurchase, conversion or otherwise).

The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities not being able to offer and sell such Securities at any time during the Effectiveness Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 4(b)(ii) hereof.

(b)                       The Company shall furnish a written notice to each Holder of the Transfer Restricted Securities not less than thirty (30) days before filing the Shelf Registration Statement and therein inform each Holder that to have its Transfer Restricted Securities included in the Shelf Registration Statement it must deliver a completed Notice and Questionnaire to the Company.  At the time the Shelf Registration Statement is declared effective, each Holder that has delivered a completed Notice and Questionnaire to the Company (a “Notice Holder”) on or prior to the date that is the fifteenth (15) Business Day prior to such time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law.  None of the Company’s securityholders (other than the Holders of Transfer Restricted Securities) shall have the right to include any of the Company’s securities in the Shelf Registration Statement.

(c)                        If the Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective or fails to be usable for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Transfer Restricted Securities (a “Subsequent Shelf Registration Statement”).  If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

(d)                       The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the

Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement.

(e)                        The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(f)                          Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(f) and the procedures set forth in Section 4 hereof.  Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus must deliver a Notice and Questionnaire to the Company.  In order to be named as a selling securityholder in the Prospectus at the time of effectiveness of the Shelf Registration Statement, the Notice and Questionnaire must be delivered at least fifteen Business Days prior to the effectiveness of the Shelf Registration Statement.  From and after the date the Shelf Registration Statement is declared effective the Company shall, as promptly as practicable after the date a Notice and Questionnaire is received by the Company, and in any event upon the later of (x) twenty (20) Business Days after such date or (y) fifteen (15) Business Days after the expiration of any Suspension Period in effect when the Notice and Questionnaire is delivered or put into effect within fifteen (15) Business Days of such delivery date:

(i)                       if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best effort to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is sixty (60) days after the date such post effective amendment is required by this clause to be filed;

(ii)                    provide such Holder copies of the any documents filed pursuant to Section 2(f)(i); and

(iii)                 notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(f)(i);

provided, that, if such Notice and Questionnaire is delivered during a Suspension Period or a Suspension Period begins within five (5) Business Days after the delivery of such Notice and Questionnaire, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period in accordance with Section 4(b); provided, further, that, if the Company is required by law to file a post-effective amendment for the sole purpose of adding a Holder, the Company shall not be required to file more than one (1) such post-effective amendment pursuant to this Section 2(f) during any three (3) month period.  Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to five (5) Business Days from the expiration of a Suspension Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date.

3.                         Liquidated Damages.

(a)                                  If:

(i)                                     the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

(ii)                                  the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

(iii)                               the Company has failed to perform its obligations set forth in Section 2(f) within the time period required therein;

(iv)                              any post-effective amendment to a Shelf Registration Statement filed pursuant to Section 2(f)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date;

(v)                                 except as provided in Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within fifteen (15) Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

(vi)                              (A)  prior to or on the 45th or 60th day, as the case may be, of any Suspension Period, such suspension has not been terminated or (B) the Suspension Periods exceed an aggregate of 90 days in any 12-month period;

(each such event referred to in foregoing clauses (i) through (vi), a “Registration Default”), the Company hereby agrees to pay interest (“Liquidated Damages”) with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective, accruing at a rate:

(A)                                   in respect of the Notes, to each holder of the Notes, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the aggregate principal amount of the Notes, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the aggregate principal amount of the Notes; provided, that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the aggregate principal amount of the Notes; and

(B)                                     in respect of the Notes that are Transfer Restricted Securities submitted for conversion into Common Stock during the existence of a Registration Default, the holder will not be entitled to receive any Liquidated Damages with respect to such Common Stock but will receive from the Company on the settlement date with respect to such conversion, accrued and unpaid Liquidated Damages to the holders of such Notes calculated in accordance with paragraph (A) to the Conversion Date (as defined in the Indenture) relating to such settlement date.

Notwithstanding anything herein to the contrary, Liquidated Damages will not be payable with respect to a Registration Default relating solely to a failure to register the Common Stock issuable upon conversion of the Notes.

(b)                       All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Company on each Liquidated Damages Payment Date.  Upon the cure of all Registration Defaults relating to any particular Note or share of Common Stock, the accrual of Liquidated Damages with respect to such Note or share of Common Stock will cease.

All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.

4.                                       Registration Procedures.

(a)                                  In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall as expeditiously as possible (but no later than the Shelf Filing

Deadline) prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

(b)                                 In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

(i)                                     Subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iv)(D), use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter;

(ii)                                  Notwithstanding Section 4(b)(i) hereof, the Company may suspend the effectiveness of the Shelf Registration Statement (each such period, a “Suspension Period”):

(x) if an event occurs and is continuing as a result of which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company’s judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(y) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it necessary to suspend the availability of the Shelf Registration Statement.

Upon the occurrence of any event described in clauses (x) and (y) of this Section 4(b)(ii), the Company shall give notice to the Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Holder agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in this Section 4(b).  The Suspension Period shall not exceed 45 days in any three-month period; provided, that, in the event the disclosure relates to a previously undisclosed pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company’s ability to consummate such transaction, the Company may extend a Suspension Period from 45 days to 60 days; provided, further, that the aggregate of all Suspension Periods shall not exceed an aggregate of 90 days in any 12-month period.  The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period and the Holders hereby agree to hold any communications in response to a notice of a proposed business transaction in confidence;

(iii)                               Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all of the Notes covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus;

(iv)                              Advise the selling Holders and any Initial Purchaser that has provided in writing to the Company a telephone or facsimile number and address for notices, promptly and, if requested by such selling Holders, to confirm such advice in writing (which notice pursuant to clauses (B) through (D) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(A)                              when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

(B)                                of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

(C)                                of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes, or

(D)                               of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order;

(v)                                 Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders and any Initial Purchaser participating in any disposition pursuant to the Shelf Registration Statement, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the Company’s officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, attorney or accountant in connection therewith; provided, however, that the Company shall have no obligation to deliver information to any selling Holder or representative pursuant to this Section 4(b)(v) unless such selling Holder or representative shall have agreed in writing to keep all such information confidential; provided, further, that the foregoing inspection and information gathering shall, to the extent reasonably practicable, be coordinated on behalf of all selling Holders by a law firm or attorney or other representative selected by a majority of the Transfer Restricted Securities being sold by such Holders;

(vi)                              If requested by any selling Holders or the Representative, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the plan of distribution of the Transfer Restricted Securities; provided, however, that the foregoing shall not limit the effect of the second proviso following subsection (iii) of Section 2(f);

(vii)                           Deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such selling Holder reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iv)(D) or any Suspension Period, the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(viii)                        Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not so qualified as of the Closing Date or to take any action that would subject it to the service of process in any jurisdiction where it is not so subject as of the Closing Date, other than service of process for suits arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, or (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if the Company is not so subject as of the Closing Date;

(ix)                                Unless any Transfer Restricted Securities shall be in book-entry form only, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two (2) Business Days before any sale of Transfer Restricted Securities;

(x)                                   Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities;

(xi)                                Subject to Section 4(b)(ii) hereof, if any fact or event contemplated by Section 4(b)(iv)(B) through (D) hereof shall exist or have occurred, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)                             Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company;

(xiii)                          Cooperate and assist in any filings required to be made with the NASD;

(xiv)                         Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act;

(xv)                            Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.  In the event that any such amendment or modification referred to in this Section 4(b)(xv) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture;

(xvi)                         Cause all Common Stock covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted;

(xvii)                      Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission’s EDGAR system;

(xviii)                   Use its reasonable best efforts (i) if the Notes have been rated prior to the initial sale of such Notes, to confirm such ratings will apply to the Notes covered by the Shelf Registration Statement;

(xix)                           Use its reasonable best efforts to take all other steps necessary to effect the registration of the Notes covered by the Shelf Registration Statement; and

(xx)                              Enter into customary agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Notes.

(c)                                  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a “Suspension Notice”) from the Company of a Suspension Period, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

(i)                                     such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xi) hereof; or

(ii)                                  such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

(d)                                 Each Holder agrees by acquisition of a Transfer Restricted Security, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Shelf Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(f) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next two sentences.  The Company may require each Notice Holder of the Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Notes as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement.  Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing.  Any sale of any Transfer Restricted Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made not misleading.  The Company may exclude from such Shelf Registration Statement the Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

5.                                       Registration Expenses.

All expenses incident to the Company’s performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

(i)                                     all registration and filing fees and expenses (including filings made with the NASD);

(ii)                                  all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

(iii)                               all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes) and the Company’s expenses for messenger and delivery services and telephone;

(iv)                              all fees and disbursements of counsel to the Company;

(v)                                 all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi)                              all fees and disbursements of independent certified public accountants of the Company.

The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

6.                                       Indemnification and Contribution.

(a)                                  The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities (including each Initial Purchaser), its directors, officers, and employees, Affiliates and agents and each person, if any, who controls any such Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Holder”), against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement as originally filed or in any amendment thereof, in any Prospectus, or in any amendment or supplement thereto, or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment or supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a “Blue Sky Application”); or

(ii)                                  the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein.  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have.

(b)                       Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have.  In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)                        Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party (i) shall not relieve it from any liability which it may have under paragraphs (a) or (b) of this Section 6 unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the indemnifying party, and (ii) shall not, in any event, relieve it from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) of this Section 6.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ a single counsel to represent jointly the indemnified party and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the Company under this Section 6 if the indemnified party seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such indemnified party and their respective officers, employees and controlling persons that are different from or additional to those available to the Company, and in that event, the fees and expenses of such separate counsel shall be paid by the Company.  No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                       The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof that are not being reasonably contested by the indemnifying party, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                        If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Sections 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) (or action in respect thereof):

(i)                                     in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other; or

(ii)                                  if the allocation provided by Section (6)(e)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(e)(i), but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other.  The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e).

The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.

Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute as provided in this Section 6(e) are several and not joint.

(f)                          The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

7.                                       Rule 144A and Rule 144.  The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.  Nothing in this Section 7 shall be deemed to require the Company to register any of its securities under the Exchange Act that are not already registered thereunder.

8.                                       Miscellaneous.

(a)                                  Remedies.  The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof.  The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 Actions Affecting Transfer Restricted Securities.  The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement except as otherwise explicitly provided for herein.

(c)                                  No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  In addition, the Company shall not grant to any of its securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

(d)                                 Amendments and Waivers.  This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of

Holders; provided, however, that with respect to any matter that directly or indirectly adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective.  Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of the Notes being sold rather than registered under such Shelf Registration Statement.

(e)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission, or air courier guaranteeing overnight delivery:

(i)                                     if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

(ii)                                  if to the Company, at its address set forth in the Purchase Agreement,

With a copy to:

Troutman Sanders LLP
600 Peachtree Street
Suite 5200
Atlanta, GA  30308-2216
Facsimile:  (404) 962-6743
Attention:  W. Brinkley Dickerson, Jr.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

(f)                                    Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.  The Company hereby agrees to extend the benefit of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(g)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, in any court of competent jurisdiction in the State of Georgia.

(i)                                     Notes Held by the Company or its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j)                                     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving consideration to the conflicts of law provisions thereof.

(l)                                     Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(m)                               Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(n)                                 Termination.  This Agreement and the obligations of the parties hereunder shall terminate upon the completion of the Effectiveness Period, except for liabilities on obligations under Sections 3, 4(d), 5, 6 and 9, each of which shall remain in effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPUCREDIT CORPORATION

By:	/s/ William McCamey
	Name:	William McCamey
	Title:	Treasurer

BEAR, STEARNS & CO. INC.

Acting on behalf of itself and the several Initial Purchasers

By: BEAR, STEARNS & CO. INC.

By:	/s/ Paul S. Rosica
Authorized Representative